AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of Tonix Pharmaceuticals Holding Corp.

Dated: March 2, 2016

TECHNOLOGY PARTNERS FUND VIII, L.P.

By:	TP MANAGEMENT VIII, LLC

Its:	General Partner

By:	/s/ Sheila Mutter
Sheila Mutter Managing Member

TP MANAGEMENT VIII, LLC

By:	/s/ Sheila Mutter
Sheila Mutter Managing Member